Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 141 to the Registration Statement on Form N–1A of Fidelity Municipal Trust: Fidelity Michigan Municipal Income Fund of our report dated February 10, 2022; Fidelity Conservative Income Municipal Bond Fund, Fidelity Flex Municipal Income Fund, Fidelity Limited Term Municipal Income Fund, Fidelity Municipal Income Fund, Fidelity Ohio Municipal Income Fund and Fidelity Pennsylvania Municipal Income Fund of our reports dated February 14, 2022; Fidelity Flex Conservative Income Municipal Bond Fund and Fidelity Minnesota Municipal Income Fund of our reports dated February 15, 2022, relating to the financial statements and financial highlights, which appear in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended December 31, 2021.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 18, 2022